UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2009
MannKind Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50865 (Commission File Number)	13-3607736 (IRS Employer Identification No.)

28903 North Avenue Paine Valencia, California (Address of principal executive offices)	91355 (Zip Code)
Registrant’s telephone number, including area code: (661) 775-5300
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
On March 16, 2009, MannKind Corporation announced that it had submitted a new drug application to the U.S. Food and Drug Administration requesting approval of AFRESA and the AFRESA inhaler for the treatment of adults with type 1 or type 2 diabetes mellitus for the control of hyperglycemia.
Forward-Looking Statements
This current report contains forward-looking statements, including statements related to the potential use of AFRESA for the treatment of diabetes. These forward-looking statements are based upon MannKind’s current expectations and involve risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to difficulties or delays in seeking or obtaining regulatory approval and other risks detailed in MannKind’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2008 and periodic reports on Form 10-Q and Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this current report. All forward-looking statements are qualified in their entirety by this cautionary statement,
AFRESA® is MannKind’s registered trademark in the United States. MannKind has also applied for or registered company trademarks in other jurisdictions, including Europe and Japan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION
By:	/s/ David Thomson
	Name:	David Thomson, Ph.D., J.D.
	Title:	Corporate Vice President, General Counsel and Secretary

Dated: March 16, 2009